[Arthur Andersen LLP Letterhead]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this amended Form 8-K of our reports dated April 25, 1996 included in Registration Statement File No. 333-16425 and into the Company's previously filed Registration Statement File Nos.: 2-96961, 33-28095, 33-35263, 33-43791,
33-50086, 33-54261, 33-64616, and 333-07753 and to all references to our firm.

/s/ Arthur Andersen LLP

Atlanta, Georgia
February 17, 1997